UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2011 (February 14, 2011)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12387 (Commission File Number)	76-0515284 (IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:     (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.
On February 14, 2011, Tenneco Inc. (“Tenneco”) successfully completed an offer to exchange up to $225 million principal amount of 7 3/4% Senior Notes due 2018, which have been registered under the Securities Act of 1933, for and in replacement of all outstanding unregistered 7 3/4% Senior Notes due 2018, which were issued on August 3, 2010 in a private placement. The company received tenders from holders of $225 million, or 100%, of the aggregate outstanding amount of the original notes.
The terms of the new notes are substantially identical to the terms of the original notes for which they were exchanged, except that the transfer restrictions and registration rights applicable to the original notes generally do not apply to the new notes.
The exchange offer expired at 5:00 p.m., New York City time, on February 11, 2011. The offer was made pursuant to the terms and conditions included in the company’s Prospectus dated January 13, 2011.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Tenneco Inc. nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: February 14, 2011	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary